As filed with the Securities and Exchange Commission on June 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CDW CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	26-0273989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 North Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of Principal Executive Offices)	(Zip Code)

CDW Corporation 2013 Long-Term Incentive Plan

CDW Corporation Coworker Stock Purchase Plan

(Full Title of the Plan)

Christine A. Leahy

Senior Vice President, General Counsel and Corporate Secretary

200 North Milwaukee Avenue

Vernon Hills, Illinois 60061

(847) 465-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	17,198,508 shares (1)	$17.00(2)	$292,374,636 (2)	$39,880(2)

(1)	Consists of 15,498,508 shares of common stock, par value $0.01 per share (the “Common Stock”), of CDW Corporation, a Delaware corporation (the “Registrant”), that may be issued pursuant to the CDW Corporation 2013 Long-Term Incentive Plan and 1,700,000 shares of Common Stock that may be issued pursuant to the CDW Corporation Coworker Stock Purchase Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the plans, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $17.00 per share represents the initial public offering price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) the Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 as amended (Registration No. 333-187472); and

(2) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 25, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s amended and restated certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s amended and restated bylaws provides that directors, officers and employees will be indemnified to the fullest extent authorized by the DGCL with respect to actions, suits or proceedings. The Registrant’s amended and restated bylaws requires the Registrant to pay all expenses incurred by a director, officer or employee in defending any such proceeding.

The Registrant currently has directors’ and officers’ liability insurance policies to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions or limitations.

The Registrant has also entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on the 26th day of June, 2013.

CDW CORPORATION

By:	/s/ Thomas E. Richards
Thomas E. Richards
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of CDW Corporation does hereby severally constitute and appoint Thomas E. Richards, Ann E. Ziegler and Christine A. Leahy, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas E. Richards Thomas E. Richards	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 26, 2013

/s/ Ann E. Ziegler Ann E. Ziegler	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 26, 2013

/s/ Virginia L. Seggerman Virginia L. Seggerman	Vice President and Controller (Principal Accounting Officer)	June 26, 2013

/s/ Steven W. Alesio Steven W. Alesio	Member of the Board of Directors	June 26, 2013

/s/ Barry K. Allen Barry K. Allen	Member of the Board of Directors	June 26, 2013

/s/ Benjamin D. Chereskin Benjamin D. Chereskin	Member of the Board of Directors	June 26, 2013

/s/ Glenn M. Creamer Glenn M. Creamer	Member of the Board of Directors	June 26, 2013

/s/ Michael J. Dominguez Michael J. Dominguez	Member of the Board of Directors	June 26, 2013

/s/ Paul J. Finnegan Paul J. Finnegan	Member of the Board of Directors	June 26, 2013

/s/ Robin P. Selati Robin P. Selati	Member of the Board of Directors	June 26, 2013

/s/ Donna F. Zarcone Donna F. Zarcone	Member of the Board of Directors	June 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of CDW Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-187472), filed with the Commission on June 14, 2013).

4.2	Amended and Restated By-Laws of CDW Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-187472), filed with the Commission on June 14, 2013).

4.3	CDW Corporation 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 (No. 333-187472), filed with the Commission on June 14, 2013).

4.4	CDW Corporation Coworker Stock Purchase Plan (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1 (No. 333-187472), filed with the Commission on June 14, 2013).

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of PricewaterhouseCoopers LLP.

*23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.